Exhibit 99.1

SMG Industries, Inc. Reports Record Revenues of $19.3 Million for the Third Quarter and Significantly Expanding EBITDTA

and $53.5 Million for the Nine Months Ended September 30, 2022 with Year to Date 2022 Revenues Up 55% from the Comparable Period in 2021

HOUSTON, TX November 15, 2022 – SMG Industries, Inc. (the “Company”) (OTCQB:SMGI), a growth-oriented transportation services company focused on the domestic infrastructure logistics market, today reported financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights:

•	Revenues increased approximately 31% to $19,331,484 for the three months ended September 30, 2022, compared to the three months ended September 30, 2021,
•	Revenues increased approximately 55% to $53,589,434 for the nine months ended September 30, 2022 compared to the year ago period,
•	Adjusted Gross Margins, a non-GAAP measure, improved to $2,651,029 after adjusting for depreciation (a non-cash expense) within cost of sales of $1,389,753, for the three months ended September 30, 2022,
•	Positive Adjusted EBITDA, a non-GAAP measure, was $903,380 for the three months ended September 30, 2022, a significant improvement from the negative EBITDA of ($118,892) results in the quarter ended September 30, 2021,
•	Net loss was $2,773,725 for the three months ended September 30, 2022, an improvement of $838,313 compared to a net loss of $3,612,038 for the three months ended September 30, 2021,
•	Total Assets were $24,620,400 at September 30, 2022, and
•	The Company continues to move forward with its “buy and build” and maximize equipment utilization growth strategy seeking to expand its lines of business and target transportation services companies for acquisition.

Sales for the quarter ended September 30, 2022 increased to $19,331,484, an increase of 30.9% from $14,772,939 for the quarter ended September 30, 2021. Sales for the nine months ended September 30, 2022 increased to $53,589,434, an increase of 54.8% from $34,618,358 for the nine months ended September 30, 2021. The increase in sales in the third quarter and nine months ending September 2022 was primarily driven by increased revenues in our industrial transportation segment from higher customer activity, and in our heavy haul business transporting bridge beams, over-dimensional infrastructure items and large natural gas compressors.

“The Company is pleased to report record revenues and EBITDA for the third quarter 2022, which included improvement in gross margin and adjusted EBITDA from customer demand, higher volumes and better pricing”, stated Matt Flemming, Chairman of SMG. Matt continued, “Currently the Company anticipates further growth from diversification additional lines of business being initiated and marketplace feedback of increased customer demand of infrastructure components such as industrial components and bridge beams. The Company also views accretive acquisitions as an important component of our anticipated future growth”

Adjusted EBITDA Table and Non-GAAP Reconciliation

SMG Industries, Inc.
Q3 2022 Adjusted EBITDA, a Non-GAAP Reconciliation
Net Income (Loss)	(2,773,725)
Depreciation	1,389,751
Amortization	983,811
Interest	1,199,969
Taxes	43,146

Non Cash Stock Compensation	15,146
Consulting fees - one time & non recurring	45,282

Adjusted EBITDA	903,380

About SMG Industries, Inc.:  SMG Industries is a growth-oriented transportation services company focused on the domestic infrastructure logistics market.  Through several of the Company’s wholly-owned subsidiaries branded as the “5J Transportation Group,” it offers specialized heavy haul, super heavy haul, flatbed, brokerage, and drilling rig mobilization services. 5J’s engineered permitted jobs can support up to 500-thousand-pound loads including infrastructure cargo associated with wind energy, power generation components, bridge beams, compressors, and refinery and construction equipment.  SMG Industries, Inc. headquartered in Houston, Texas has facilities in Floresville, Hempstead, Henderson, Houston, Odessa, Palestine, Victoria, Texas and Fort Mill, South Carolina. Read more at www.5J-Group.com and www.SMGIndustries.com

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cost of Sales and Adjusted Gross Margins.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in SMG’s industry may define these non-GAAP measures differently than SMG does, and as a result, it may be difficult to use these non-GAAP measures to compare the performance of those companies to SMG’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by SMG’s business or discretionary cash available to it to invest in the growth of its business. SMG’s management compensates for these limitations by relying primarily on SMG’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non-GAAP measures to the nearest comparable GAAP measures in the tables below.

Adjusted EBITDA

SMG defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, (iii) income taxes, and (iv) non cash items such as amortization of debt discounts, stock option expenses and other non-recurring and material items that management believes do not reflect our core operating performance.

We have not reconciled non-GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, business strategy and plans; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles, disruptions in capital and credit markets and inflationary cost pressures, the Company’s ability to adequately address downward pricing and other competitive pressures, the Company’s insurance or claims expense, driver shortages and increases in driver compensation or owner-operator contracted rates, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, impact to the Company’s business and operations resulting from the COVID-19 pandemic, seasonality and the impact of weather and other catastrophic events, the Company’s ability to secure the services of third-party capacity providers on competitive terms, loss of key personnel, a failure of the Company’s information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data or other security breach, or cybersecurity incidents, the Company’s ability to realize all of the intended benefits from acquisitions or investments, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness and the Company’s ability to finance its capital requirements, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, and litigation and governmental proceedings. Additional risks or uncertainties that are not currently known to us, that we currently deem to be immaterial, or that could apply to any company could also materially adversely affect our business, financial condition, or future results. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see SMG’s filings with the Securities and Exchange Commission, available at www.sec.gov, including SMG’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Contact:

Matt Flemming, SMG Industries, Inc.

email address: Matt@SMGIndustries.com

SOURCE: SMG Industries, Inc.